UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:  August 3, 2010)

ALL AMERICAN GROUP, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N / A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

On August 3, 2010, H.I.G. All American, LLC (“H.I.G”) notified the Registrant that HIG was exercising warrants to purchase 20,483,865 common shares of the Registrant for an aggregate purchase price of $204.84. The warrants were issued to H.I.G in connection with the Loan Agreement dated October 27, 2009 among H.I.G. All American, LLC, the Registrant and the Registrant’s subsidiaries. The issuance of the shares was exempt from registration under Regulation D under the Securities Act of 1933.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

As a result of the transactions, H.I.G will own approximately 55.8% of the outstanding common shares of the Registrant. Therefore, H.I.G will have the power to elect all of the directors of the Registrant and will have control of the Registrant. H.I.G used its cash on hand to acquire the shares it purchased on exercise of the warrants.  Prior to the exercise of the warrants, control of the Registrant was dispersed among its shareholders.

ITEM 9.01    FINANCIAL STATEMENT AND EXHIBITS

(d) The following exhibit is furnished as part of this Report:

99.1           Press Release dated August 6, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN GROUP, INC.

Date:	August 6, 2010	By:	/s/ Martin Miranda

Martin Miranda, Secretary
Printed Name and Title